                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         VIDEO JUKEBOX NETWORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          VIDEO JUKEBOX NETWORK, INC.
                              1221 COLLINS AVENUE
                           MIAMI BEACH, FLORIDA 33139
                    ________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 14, 1995




To the Stockholders of
VIDEO JUKEBOX NETWORK, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders of Video Jukebox Network, Inc., a Florida corporation (the "Company"), will be held at the Delano Hotel, 1685 Collins Avenue, Miami Beach, Florida 33139 on Thursday, September 14, 1995, at 10:00 a.m. local time, for the purposes of considering and acting upon:

         (1)     The election of seven directors; and

         (2) Such other business as may properly come before the meeting, or any adjournment thereof.

         July 21, 1995 has been fixed as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the Annual Meeting. All stockholders are cordially invited to attend the meeting in person. If your shares are held in the name of a broker, bank or other holder of record, you may attend the Annual Meeting, but you may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the holder of record.

         Your vote is important. Whether or not you expect to attend the Annual Meeting, please mark, date, sign and return the proxy card enclosed with this notice as soon as possible so that your shares can be voted at the Annual Meeting. You may revoke your proxy at any time prior to its exercise by filing a written notice with the Secretary of the Company prior to the Annual Meeting, by executing another proxy dated after the proxy to be revoked and prior to the Annual Meeting or by personally attending the Annual Meeting and voting.

                                        By Order of the Board of Directors,


                                        /s/ Alan McGlade
                                        -------------------------------------
                                        Alan McGlade
                                        President and Chief Executive Officer
Miami, Florida
August 16, 1995

                          VIDEO JUKEBOX NETWORK, INC.
                              1221 COLLINS AVENUE
                           MIAMI BEACH, FLORIDA 33139

                    ________________________________________

                                PROXY STATEMENT
                    ________________________________________


                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 14, 1995

         The Board of Directors of Video Jukebox Network, Inc. (the "Company") is soliciting proxies, the form of which is enclosed, to be used at the Annual Meeting of Stockholders to be held at the Delano Hotel, 1685 Collins Avenue, Miami Beach, Florida 33139 on Thursday, September 14, 1995, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth in the foregoing notice. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about August 16, 1995.

         The shares represented by all properly executed proxies received by the Company will be voted as specified by the stockholders. If no specifications are given with respect to a proxy received by the Company, the shares represented by such proxy will be voted in favor of the election of the seven nominees listed in the proxy card. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of its revocation to the Secretary of the Company prior to the Annual Meeting, by executing another proxy dated after the proxy to be revoked and prior to the Annual Meeting or by personally attending the Annual Meeting and voting.

         The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to the beneficial owners of the Company's common stock. The Company will reimburse brokerage houses, fiduciaries and custodians their out-of-pocket expenses for sending proxy material to beneficial owners. The solicitation of proxies may be made by mail, telephone or telegram and may be made by directors, officers and employees of the Company without extra remuneration.

         THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE RESPECTFULLY URGED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                               VOTING SECURITIES

         Only stockholders of record at the close of business on July 21, 1995 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 23,900,281 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issued and outstanding. The Company had no other capital stock issued and outstanding as of that date. Each issued and outstanding share of Common Stock entitles its owner of record on the books of the Company at the close of business on July 21, 1995 to one vote, either in person or by proxy, upon each matter to come before the Annual Meeting.

         A majority of the outstanding shares of Common Stock, represented either in person or by proxy, will constitute a quorum at the meeting. In the absence of a quorum, a majority of the shares of Common Stock entitled to vote may adjourn the Annual Meeting from time to time without further notice. Under applicable state law and the Articles of Incorporation of the Company, director nominees are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. As a result, the seven persons receiving the greatest number of votes will be elected. Votes withheld from a particular nominee or nominees will not affect the outcome of the election. A broker-dealer holding shares of Common Stock in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, have the discretion to vote the beneficial owner's shares with respect to the election of directors. Broker-dealer non-votes, if any, will have no effect on the outcome of the election of directors. Clifford Friedman and E. Paul Sartain, employees of the Company, have been designated the inspectors of election and shall count the votes as specified in the proxies received by the Company and in accordance with the foregoing.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

          Seven directors are to be elected at the Annual Meeting, each to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation, removal, death or incapacity. All of the nominees listed in the following table have consented to serve if elected. If prior to the Annual Meeting of Stockholders, any nominee should become unavailable to serve, and if the Board of Directors does not accordingly reduce the number of directorships available, the proxies will be voted for a nominee designated by the Board of Directors. The Board of Directors knows of no reason to anticipate that this will occur.

         The Board of Directors recommends that shareholders vote for all seven nominees listed in the proxy card. A plurality of the votes (entitled to vote at the Annual Meeting) is required to elect each director. Unless you specify otherwise on the accompanying proxy, it will be voted for the seven nominees listed below.

                                               SERVED              NUMBER OF SHARES                PERCENTAGE
                                            AS DIRECTOR             OF COMMON STOCK                OWNERSHIP
NAME                              AGE          SINCE            BENEFICIALLY OWNED (1)              OF CLASS
----                              ---       -----------        ------------------------           -----------
Chris Blackwell                   58           1994                         -0-                          *

David Burns                       34            N/A                       10,000                         *

H. F. Lenfest                     65           1993                   14,210,419                      59.9%

Alan McGlade                      40           1993                      201,000                         *

J. Patrick Michaels, Jr.          51           1992                   14,210,219                      59.9%

Joel S. Rudich                    58           1992                       35,000                         *

Leonard J. Sokolow                38           1992                       60,000                         *

____________________________
*        Indicates a percentage ownership of less than one percent.

(1) As of July 21, 1995. On such date, the Company had 23,900,281 shares of Common Stock issued and outstanding with no other capital stock issued and outstanding. Any shares of Common Stock that a person had the right to acquire within 60 days of July 21, 1995 upon exercise of options, warrants, conversion privileges or other rights will be deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, warrants, conversion privileges or other rights, but will not be deemed outstanding for the purpose of computing the percentage ownership of any other person.
         For additional information concerning the nominees' beneficial ownership of Common Stock, see "SECURITY OWNERSHIP."


CHRIS BLACKWELL

         Chris Blackwell has been serving as a director of the Company since April 21, 1994. Since July 1989, Mr. Blackwell has been Chief Executive Officer of Island Records, Inc. Prior thereto, he was a record producer. Mr. Blackwell has served on the Board of Management of PolyGram N.V. since July 1989. Mr. Blackwell is a consultant to Island Trading Company, Inc. See "SECURITY OWNERSHIP" and "CERTAIN TRANSACTIONS -- Transactions with Island."

DAVID BURNS

         David Burns is the Executive Vice President and Chief Operating Officer of Communications Equity Associates, Inc., an investment and merchant banking firm specializing in the media, communications and entertainment industries. Mr. Burns joined Communications Equity Associates, Inc. in 1990 as Controller and served as Vice President in the entertainment division from January 1992 to July 1995, at which time he was promoted to his current positions as Executive Vice President and Chief Operating Officer. From 1984 to 1990, Mr. Burns was an accountant in the tax department of Arthur Andersen & Co. Mr. Burns is a certified public accountant and a registered representative with the National Association of Securities Dealers, Inc.

H. F. LENFEST

         H. F. Lenfest has served as a director and Chairman of the Board of Directors of the Company since December 16, 1993. Mr. Lenfest is also the President and Chief Executive Officer and a director of Lenfest Communications, Inc. ("LCI"). LCI, through its subsidiaries, including StarNet, Inc. and StarNet Interactive Entertainment, Inc. (collectively, the "Lenfest Group"), is engaged in operating cable television systems and providing cable advertising and programming services. See "SECURITY OWNERSHIP" and "CERTAIN TRANSACTIONS -- Transactions with StarNet/CEA." Mr. Lenfest is also the majority stockholder of TelVue Corporation, a company engaged in providing ANI telecommunications services to the cable television industry for the automated ordering of pay-per-view features and events. Mr. Lenfest's principal occupation since 1974 has been serving as the President and Chief Executive Officer of LCI and the Lenfest Group. In addition, Mr. Lenfest has been a director of TelVue Corporation since November 1989.

ALAN MCGLADE

         Alan McGlade has served as a director since December 16, 1993 and was the Acting Chief Executive Officer of the Company from December 16, 1993 through December 31, 1994. Since January 1, 1995, Mr. McGlade has been serving as President and Chief Executive Officer of the Company. Mr. McGlade was the President of StarNet, Inc. from August 1, 1991 through December 31, 1994. From August 7, 1993 through December 31, 1994, Mr. McGlade also served as the

President of StarNet Interactive Entertainment, Inc. In August 1987, Mr. McGlade founded and served as President of Cable Advertising Partners, operating under the name Adlink, a company which provided advertising services to a group of major multiple cable system operators ("MSOs") and which was the first to use satellite for the interconnection of MSOs. Prior thereto, Mr. McGlade was Vice President, Programming at Falcon Communications, Inc., a Los Angeles, California-based MSO.

J. PATRICK MICHAELS, JR.

         J. Patrick Michaels, Jr. has been serving as a director since June 8, 1992 and Vice Chairman of the Board of Directors since December 16, 1993 and as a director of VJNIL since September 30, 1993. Mr. Michaels has been serving the Company as Acting Chief Operating Officer since August 30, 1993 and from that date through December 31, 1994, served as the Company's Acting President. Previously, he was Chairman of the Board of Directors of the Company from June 8, 1992 until December 15, 1993. Mr. Michaels served the Company in a temporary capacity as Acting Chief Executive Officer from August 17, 1992 through December 15, 1993 and served as Acting President of the Company from August 31, 1992 to November 2, 1992. Mr. Michaels is also a controlling person of a limited partnership which beneficially owns more than 5 percent of the Company's Common Stock. See "SECURITY OWNERSHIP." Mr. Michaels founded and since 1973 has been the Chairman of the Board of Directors and Chief Executive Officer of Communications Equity Associates, Inc., a firm that specializes in providing a full array of financial services to a variety of organizations in the media, communications and entertainment industries. During 1973, Mr. Michaels was Vice President of Cable Funding Corporation, a specialized finance company lending to the cable television industry. From October 1968 through December 1972, Mr. Michaels served as one of the original employees and Vice President of TM Communications, the cable subsidiary of The Times Mirror Company. Mr. Michaels is a member of the Cable TV Pioneers, the Institute of Directors (U.K.), the International Radio and Television Society, the National Cable Television Association and the Community Antenna Television Association. Mr. Michaels holds equity interests in a number of media companies, some of which may be deemed competitive with the Company. In 1995, he was elected to the Board of Directors of Paxson Communications Corporation.

JOEL S. RUDICH

         Joel S. Rudich has been serving as a director of the Company since September 30, 1992. Mr. Rudich has been President and Chief Executive Officer of Coaxial Communications ("Coaxial") since 1990 and was President and Chief Operating Officer of Coaxial from 1984 to 1990. See "CERTAIN TRANSACTIONS." Coaxial is a regional multiple cable system operator.

LEONARD J. SOKOLOW

         Leonard J. Sokolow has been serving as a director of the Company since September 30, 1992. Since August 1993, Mr. Sokolow has been the President and Chief Executive Officer of Genesis Partners, Inc., a Florida corporation which provides domestic and international investment banking and financial advisory services to a variety of organizations. In addition, since June 1994, Mr. Sokolow has served as Chairman of the Board and President of The Americas Growth Fund, Inc., a closed-end management company investing in equity and debt securities of emerging and established companies which are strategically-linked to the Caribbean and Latin America. He served as Executive Vice President-Operations, Administration and Finance of Windmere Corporation ("Windmere") from March 1990 to July 1993. From February 1989 to March 1990, Mr. Sokolow was Senior Vice President of Windmere and from May 1988 to February 1989, he served as Vice President. Mr. Sokolow was Windmere's Corporate Counsel from May

1988 to December 1988 and served as General Counsel from December 1988 to July 1993. Since March 1990, he has served as a director for Catalina Lighting, Inc. For more than five years prior to joining Windmere, Mr. Sokolow was associated with Hornsby & Whisenand, P.A., a Miami, Florida, law firm, and for one year he was a partner of such firm. Mr. Sokolow is a Certified Public Accountant.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Audit Committee oversees and establishes controls which provide assurance that the Company's financial statements present fairly, in all material respects, the financial position of the Company and to protect the Company's assets. The Audit Committee, which is presently composed of the three non-employee directors of the Company, Jules Haimovitz, Joel S. Rudich and Leonard J. Sokolow, met twice during the fiscal year ended December 31, 1994. Mr. Haimovitz is a current board member who has not been included in the slate of nominees for directors to be elected at the Annual Meeting.

        The Compensation Committee reviews and approves the compensation of the Company's officers and administers the Company's 1988 Stock Option Plan. The Compensation Committee is composed of Jules Haimovitz, H.F. Lenfest, and Leonard
J. Sokolow. The Compensation Committee met once during the fiscal year ended December 31, 1994.

        The Nominating Committee establishes criteria for Board membership, recommends an appropriate slate of candidates for election each year, and in this regard, assesses the performance of the Board and its individual directors and considers issues regarding the composition and size of the Board. The Nominating Committee was established on June 21, 1995. The committee has yet to determine a policy with regard to whether it will consider nominations by the Company's shareholders. The members of the Nominating Committee are Alan McGlade, H.F. Lenfest, J. Patrick Michaels, Jr. and Leonard J. Sokolow.

        The Search Committee identifies and reviews candidates to fill vacant executive officer's positions. The Search Committee, which is composed of Joel
S. Rudich and Alan McGlade, did not meet formally during the fiscal year ended December 31, 1994.

        The Management Committee was established on April 21, 1994 to oversee matters relating to the financing and operation of the Company. The members of the Management Committee are H.F. Lenfest, J. Patrick Michaels, Jr., Chris Blackwell, Les Garland and Alan McGlade. The functions performed by the Management Committee were previously performed by the Finance Committee and the Executive Committee, each of which were dissolved on July 25, 1994. The Management Committee did not meet formally during the fiscal year ended December 31, 1994.

        During the fiscal year ended December 31, 1994, the Board of Directors met 10 times. Each incumbent director, with the exception of Mr. Blackwell, attended at least 75% of the aggregate number of meetings of the Board. Attendance at each of the committee meetings held during 1994 was perfect.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of the Company:

NAME                                       AGE              POSITION WITH COMPANY
----                                       ---              ---------------------
Alan McGlade*                               40              Chief Executive Officer and President

J. Patrick Michaels, Jr.*                   51              Acting Chief Operating Officer

Les Garland                                 47              Executive Vice President

Luann M. Hoffman                            38              Chief Financial and Administrative Officer and Secretary

E. Paul Sartain                             32              Vice President -- Operations

         *For additional information about Messrs. McGlade and Michaels, see "ELECTION OF DIRECTORS."

         Les Garland joined the Company in March 1990 as Vice President -- Programming and on January 1, 1994 became Executive Vice President of the Company. From October 1988 to March 1990, Mr. Garland was President of Les Garland Productions, a company specializing in consulting to firms in the video, radio and recording industries. From January 1987 to December 1988, Mr. Garland was executive Vice President of Quantum Media, Inc., a joint venture with former MTV: Music Television President Bob Pittman. Prior to forming the joint venture, Mr. Garland was Senior Vice President of Programming of MTV and its sister network, Video Hits-1, from January 1982 to December 1986. Prior thereto, Mr. Garland was an executive officer at Atlantic Records.

         Luann M. Hoffman has been serving as Chief Financial and Administrative Officer of the Company since January 1, 1992 and as Secretary of the Company since January 17, 1992. Prior to joining the Company, she served from September 1987 through December 1991 as Vice President -- Finance, Treasurer and Corporate Secretary for The Travel Channel, Inc., which was a majority-owned subsidiary of Trans World Airlines, Inc., an international airline carrier. Additionally, Ms. Hoffman served as President of The Travel Channel from August 1989 through September 1990. From January 1984 through August 1987, Ms. Hoffman was a manager in the Internal Audit Department of Trans World Airlines, Inc. In 1983, Ms. Hoffman was a Supervisor in a regional public accounting firm, Breen, Brehner & Co. From June 1978 through December 1982, Ms. Hoffman was a senior auditor with Arthur Andersen & Co., an international public accounting firm. Ms. Hoffman is a Certified Public Accountant.

         E. Paul Sartain was appointed Vice President -- Operations of the Company on September 27, 1993. Mr. Sartain served the Company as Director of Operations and Information Systems from June 26, 1989 through September 27, 1993 and as Manager of Operations and Information Systems from January 9, 1988 through June 26, 1989. Mr. Sartain joined the Company as a systems analyst in August 1986, to assist in the development of the Company's computerized interactive video jukebox network. Mr. Sartain also served the Company as Treasurer from September 1986 through September 1989.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION OF EXECUTIVE OFFICERS

         The following three tables provide certain information concerning the compensation paid to persons who served as the Company's chief executive officer during the 1994 fiscal year and other executive officers of the Company who received salary and bonus in excess of $100,000 for the 1994 fiscal year (collectively referred to as the "Named Executive Officers").

Summary Compensation Table. The following table sets forth the cash and other compensation paid or accrued by the Company and its subsidiaries to the Named Executive Officers for the fiscal years ended December 31, 1994, 1993 and 1992:

                                   Annual Compensation                                Long Term Compensation
                          -----------------------------------         -------------------------------------------------

                                                                                     Securities
                                                                                     Underlying
                                                      Other Annual       Restricted    Stock      LTIP        All Other
Name/Position             Year      Salary    Bonus   Compensation     Stock Awards   Options    Payouts     Compensation
-------------             ----      ------    -----   ------------     ------------ ------------ -------     ------------
Alan McGlade/             1994       $0     $0            0               0            0            0                0
Acting Chief              1993       N/A    N/A          N/A             N/A          N/A           0                0
Executive Officer(1)      1992       N/A    N/A          N/A             N/A          N/A          N/A              N/A

Les Garland/              1994   $200,000  $65,374        0               0         230,000         0                0
Vice President -          1993   $165,900  $52,500        0               0         120,000         0                0
Programming               1992   $166,400  $20,000        0               0            0            0                0

Peter Flint/              1994   $ 85,000     0           0               0            0            0            $65,000(2)
Vice President -          1993   $130,000  $ 6,500        0               0          75,000         0                0
Affiliate Sales and       1992   $119,167     0           0               0         125,000(3)     N/A              N/A
Marketing

Luann M. Hoffman/         1994   $120,000  $ 9,615        0               0            0            0                0
Chief Financial and       1993   $110,000  $22,500        0               0          75,000         0                0
Administrative Officer    1992   $110,000     0       $10,000(4)          0            0            0                0
and Secretary


      (1) Mr. McGlade served as Acting Chief Executive Officer from December 16, 1993 through December 31, 1994 and has been serving as President and Chief Executive Officer since January 1, 1995. For a description of Mr. McGlade's current employment agreement with the Company, see "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - - Employment Agreements."

      (2) For a description of this compensation, see "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Employment Agreements."

      (3) Such stock options were canceled by the Company on December 16, 1993 in connection with the grant of replacement stock options as of the same date.

      (4)         Ms. Hoffman was reimbursed $10,000 for moving expenses.

1994 Stock Option Grants. The following table provides information regarding stock options granted to the Named Executive Officers during the year ended December 31, 1994.

                                      Percentage of                          Market Price
                    Options        1994 Option Grants        Exercise             on               Expiration
Name                Granted         to Employees(1)           Price           Grant Date              Date
----                -------        ----------------          -------         ------------          ----------
Les Garland          200,000(2)         87%                  $3.00                $3.00         January 27, 1997
                     30,000             13%                  $2.00                $1.75         April 20, 1997


(1) The Company granted an aggregate of 230,000 options to employees during the year ended December 31, 1994.

(2) For additional information regarding such stock options, see "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Employment Agreements."


1994 Stock Option Exercises and Holdings. The following table sets forth: (i) stock option exercises by Named Executive Officers during 1994; (ii) number of shares underlying both exercisable and non-exercisable stock options as of December 31, 1994; and (iii) value for "in-the-money" options which represents the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

                                                        Number of Shares Underlying            Value of In-the-Money
                  Shares Acquired      Value       Outstanding Stock Options at Year End     Outstanding Stock Options
Name             Exercises in 1994    Realized        Exercisable   Not Exercisable        Exercisable   Not Exercisable
----             -----------------    --------        -----------   ---------------        -----------   ---------------
Alan McGlade              0             0                 0              0                    0             0

Les Garland               0             0              160,000        190,000              $35,000       $17,500

Peter Flint             25,000       $20,312              0              0                    0             0

Luann Hoffman             0             0               25,000         50,000              $10,938       $21,875



1988 STOCK OPTION PLAN

        In 1988, the Board of Directors and the stockholders of the Company adopted the 1988 Stock Option Plan to attract and retain the services of officers and other key employees by providing the opportunity for such persons to acquire a proprietary interest in the Company (the "Plan"). This Plan was amended by Board of Directors and approved by the stockholders on November 1, 1993.

        Under the terms of the amended Plan, which is administered by the Compensation Committee of the Board of Directors, options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock may be issued to officers and other key employees of the Company and non-employee directors of the Company. The exercise price of each option granted under the Plan may not be less than $1.00. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution. The Committee has the authority to select the officers and other key employees to whom options may be granted, the number of shares of Common Stock underlying any option granted, and all other terms and conditions relating to any option granted under the Plan. The Company, at its expense, has registered with the Securities and Exchange Commission all of the shares of Common Stock underlying the options which have been granted and are reserved for grant to all of the officers and other key employees of the Company and non-employee directors of the Company.

WARRANTS

        The Company has authorized the issuance of warrants to purchase up to 300,000 shares of Common Stock to be used as an inducement for persons to serve as directors or employees of the Company. The warrants are exercisable at a price of $1.75 per share. Generally, the warrants are exercisable for five years from the date they are granted.

        As of June 30, 1995, an aggregate of 299,000 warrants had been issued to present and former directors, officers and employees of the Company, of which 43,000 warrants remain outstanding. The Company, at its expense, has registered with the Securities and Exchange Commission an aggregate of 121,500 shares of Common Stock underlying such warrants.

EMPLOYMENT AGREEMENTS

        Effective January 1, 1995, Alan McGlade entered into a three-year employment agreement with the Company pursuant to which Mr. McGlade will be paid a base salary of $207,200 for the first year of the agreement, $217,200 for the second year of the agreement and $232,200 for the third year of the agreement. If the agreement is extended beyond the third year, Mr. McGlade's salary would be $247,200. Under the agreement, the Company also will reimburse Mr. McGlade for up to $50,000 of the cost to move him and his family from his residence in Pennsylvania to the Miami, Florida metropolitan area. Since Mr. McGlade has not been able to sell his present residence in Pennsylvania and complete his move to the Miami, Florida metropolitan area prior to January 1, 1995, the Company has agreed to reimburse him up to $2,500 per month of temporary housing expenses for each month, up to a maximum of six months, that Mr. McGlade has not taken occupancy of his new residence in the Miami, Florida metropolitan area. The Company has also loaned Mr. McGlade $100,000 for the purpose of purchasing his primary residence in the Miami, Florida metropolitan area. The loan is secured by a second mortgage on the residence. See "CERTAIN TRANSACTIONS -- Certain Other Transactions." In accordance with Mr. McGlade's employment agreement, the Company on January 1, 1995 granted Mr. McGlade an option to purchase 300,000 shares of Common Stock at an exercise price of $2.00 per share. Mr. McGlade's right to acquire the shares vests as to 100,000 shares for each 12-month period from January 1, 1995. If Mr. McGlade's employment with the Company is terminated for "cause" as defined in the employment agreement, Mr. McGlade will forfeit the right to exercise all non-vested options and payment for the exercise of all vested options must be made to the Company within the earlier of 10 days after such termination or the date by which the vested option expires by its terms. In addition, if Mr. McGlade terminates his employment with the Company at any time prior to three years from January 1, 1995 without the prior written consent of the Company, Mr. McGlade will forfeit the right to exercise the vested and non-vested portions of the option.

        On January 1, 1994, Les Garland entered into a three year employment agreement with the Company pursuant to which Mr. Garland is paid a base salary of $200,000 for the first year of the agreement, $220,000 for the second year of the agreement and $240,000 for the third year of the agreement. Mr. Garland is additionally paid a performance bonus equal to: (i) 2-1/2% of all record company gross revenues collected by the Company, which performance bonus may not exceed in any year 50 percent of his then current year's base salary; and
(ii) 2-1/2% of non-record company advertising revenues collected by the Company if the President of the Company has pre-authorized the payment of the performance bonus for such advertising revenues. In March 1995, the Company advanced $69,839 of such performance bonus to Mr. Garland. See "CERTAIN TRANSACTIONS -- Certain Other Transactions." In accordance with Mr. Garland's employment agreement, the Company on December 16, 1993 canceled an aggregate of 160,000 stock options having an exercise price of $5.00 per share and granted Mr. Garland an option to purchase 120,000 shares of Common Stock at an exercise price of $1.00 per share. Two-thirds of such options are vested and the remaining one-third vests on January 28, 1995. On January 18, 1994, the Company granted Mr. Garland a three-year option to purchase 200,000 shares of Common Stock at an exercise price of $3.00 per share, a price equal to the closing price of the Common Stock on January 18, 1994 as reported by NASDAQ. One-fourth of such option vested on December 1, 1994; one-fourth of such option vests on December 1, 1995; and the remaining one-half vests on December 1, 1996. In addition, the employment agreement provided for the grant of an option to purchase 30,000 shares of Common Stock upon the consummation of the Island transaction at an exercise price of $2.00 per share. If Mr. Garland's employment with the Company is terminated with "cause" as defined in his employment agreement or if Mr. Garland terminates the agreement, Mr. Garland forfeits the right to exercise all such options. If Mr. Garland's employment is terminated without cause, he forfeits the right to exercise all options which are not vested within six months of such termination.

        On December 16, 1991, Luann M. Hoffman entered into a five-year employment agreement with the Company pursuant to which she is employed as Chief Financial and Administrative Officer. Under the agreement, Ms. Hoffman will receive a base salary of $110,000 per year and is eligible to receive an annual bonus in an amount up to $30,000 per year. Effective December 16, 1993, the Company cancelled a stock option to purchase 100,000 shares of Common Stock, which had been issued to Ms. Hoffman under the employment agreement, and granted her options to purchase 75,000 shares at an exercise price of $1.00 per share. Two-thirds of such options are vested and the remaining one-third vests on January 28, 1995. If Ms. Hoffman's employment agreement is terminated for "cause" as defined in the agreement, Ms. Hoffman will forfeit the right to exercise all such options. If the employment agreement is terminated without cause, Ms. Hoffman will forfeit the right to exercise all non-vested options.

        On January 24, 1992, Peter Flint entered into a five-year employment agreement with the Company pursuant to which he was employed as Vice President
- Affiliate Sales and Marketing. Under the agreement, Mr. Flint received a base salary of $130,000 per year and was eligible to receive an annual bonus in an amount up to $100,000 per year. Effective July 15, 1994, Mr. Flint and the Company mutually agreed to terminate Mr. Flint's employment with the Company. As part of such agreement, Mr. Flint received a lump-sum payment of $65,000 and an option to purchase up to 25,000 shares of Common Stock at an exercise price of $1.00 per share which represented the vested portion of the option to purchase up to 75,000 shares which was previously issued to Mr. Flint. The option to purchase 25,000 shares was exercised prior to its expiration date of September 30, 1994.

        All of the above employment agreements include provisions which prohibit the disclosure of certain confidential information relating to the Company and contain covenants not to compete with the Company during employment and for periods of one to three years thereafter.

COMPENSATION OF DIRECTORS

        Messrs. Blackwell, Burns, Lenfest, McGlade and Michaels do not receive any additional compensation for serving as a director of the Company or committee member of the Board. Messrs. Rudich and Sokolow receive $10,000 per year for serving as a director and have been granted certain options as consideration for their service on the Board of Directors. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Option Grants to Non-Employee Directors." All directors, whether salaried or non-salaried employees, are reimbursed for their expenses incurred in connection with their duties as directors of the Company.

OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

        For each of the last three years, the Board of Directors ("Board") has approved the grant of stock options to the Company's non-employee directors as consideration for their services as members of the Board. The Board believes that such option grants promote the long-term financial success of the Company by affording an additional opportunity to align the interests of the non-employee directors with those of the shareholders.

        On November 1, 1993, the Board adopted the 1993 Non-Employee Director Plan, pursuant to which each of three non-employee directors - Jules Haimovitz, Joel S. Rudich and Leonard J. Sokolow - were granted options to purchase 12,500 shares of Common Stock on May 1, 1994, after fulfilling a condition precedent to grant that such non-employee director must have attended at least two-thirds of the meetings of the Board held from November 1, 1993 to May 1, 1994 and by the result of not resigning during such period. In addition, options to purchase 12,500 shares of Common Stock were granted to each of such non-employee director on November 1, 1994 after attending two-thirds of the Board meetings held from May 1, 1994 to November 1, 1994 and not resigning during such period. Pursuant to the terms of the 1993 Non-Employee Director Plan, Joseph V. Furfaro, who was requested by the Board to resign in order to create a vacancy on the Board in connection with the Island transaction, was granted 25,000 options on April 21, 1994. All of the options granted under the 1993 Non-Employee Director Plan have an exercise price of $1.75 per share, vest on the date of grant and expire two years thereafter. The Company, at its expense, has registered with the Securities and Exchange Commission all 100,000 shares of Common Stock under the 1993 Non-Employee Directors Plan.

        On July 25, 1994, the Company granted options to purchase 10,000 shares of Common Stock to each of Messrs. Haimovitz, Rudich and Sokolow under the 1994 Non-Employee Director Plan. Each option is immediately exercisable for a period of three years after the date of grant at an exercise price of $1.896, which price represents the average of the closing bid and asked prices of the Common Stock as reported by NASDAQ for a period of 30 consecutive business days prior to date of grant. The options also contain certain piggyback registration rights with respect to the shares of Common Stock underlying the options.

        On May 7, 1995, the Board approved the grant of options to purchase 10,000 shares of Common Stock at an exercise price of $2.00 per share to each of Messrs. Haimovitz, Rudich and Sokolow under the 1995 Non-Employee Director Plan. Such options will become exercisable for a three year period commencing December 31, 1995 if the non-employee director attends at least 75% of the meetings of the Board for the 1995 calendar year. The Board also approved the extension of the options granted to Messrs. Haimovitz, Rudich and Sokolow under the 1993 and 1994 Non-Employee Director Plans to December 31, 1998. The grant of the options under the 1995 Non-Employee Director Plan and the extension of the exercise period of the options granted under the 1993 and 1994 Non-Employee Director Plans are subject to the Company obtaining the approval of Liberty VJN, Inc. ("Liberty VJN") under a letter agreement, dated November 21, 1995, between TCI Liberty, Inc. ("TCI Liberty") and the Company and subject to certain preemptive rights of Liberty VJN under a stock purchase agreement, dated November 21, 1995.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of Common Stock as of June 30, 1995 by: (i) each of the Company's directors and Named Executive Officers; (ii) each person who is known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock; and (iii) all of the Company's directors and Named Executive Officers as a group:


NAME AND ADDRESS                                          AMOUNT AND NATURE              PERCENT OF
OF BENEFICIAL OWNER                                      OF BENEFICIAL OWNER              CLASS (1)
-------------------                                      -------------------             ------------
H. F. Lenfest                                                 14,210,419(2)                   59.9%
c/o Lenfest Communications, Inc.
202 Shoemaker Road
Pottstown, PA 19464

J. Patrick Michaels, Jr.                                      14,210,419(2)                   59.9%
c/o Video Jukebox Network, Inc.
1221 Collins Avenue
Miami Beach, Fla.   33139

Alan R. McGlade                                                  201,000(3)                       *
c/o Video Jukebox Network, Inc.
1221 Collins Avenue
Miami Beach, Fla.    33139

Les Garland                                                      160,000(4)                       *
c/o Video Jukebox Network, Inc.
1221 Collins Avenue
Miami Beach, Fla.   33139

Luann M. Hoffman                                                  50,000(5)                       *
c/o Video Jukebox Network, Inc.
1221 Collins Avenue
Miami Beach, Fla.   33139

E. Paul Sartain                                                   26,667(6)                       *
c/o Video Jukebox Network, Inc.
1221 Collins Avenue
Miami Beach, Fla.   33139

David Burns
c/o Video Jukebox Network, Inc.                                   10,000                          *
1221 Collins Avenue
Miami Beach, Fla.  33139

Joel S. Rudich                                                            35,000(7)                      *
c/o Coaxial Communications
3770 E. Livingston Avenue
Columbus, Ohio 43227

Leonard J. Sokolow                                                        60,000(8)                      *
c/o Genesis Partners, Inc.
6301 N.W. 5th Way
Suite 5000
Fort Lauderdale, Fla.    33309

Chris Blackwell                                                                0(9)                      *
c/o Island Trading Company, Inc.
825 Eighth Avenue
New York, New York   10019

StarNet/CEA II Partners                                               14,210,419(2)                   59.5%
c/o Communications Equity Associates
101 E. Kennedy Boulevard, Suite 3300
Tampa, Florida 33602

CEA Investors Partnership II, Ltd.                                    14,210,419(2)                   59.5%
c/o Communications Equity Associates
101 E. Kennedy Boulevard, Suite 3300
Tampa, Florida 33602

CEA Investors, Inc.                                                   14,210,419(2)                   59.5%
c/o Communications Equity Associates
101 E. Kennedy Boulevard, Suite 3300
Tampa, Florida 33602

StarNet Interactive Entertainment, Inc.                               14,210,419(2)                   59.9%
1332 Enterprise Drive, Suite 200
West Chester, Pennsylvania 19380

StarNet, Inc.                                                         14,210,419(2)                   59.9%
1332 Enterprise Drive, Suite 200
West Chester, Pennsylvania 19380

Lenfest Communications, Inc.                                          14,210,419(2)                   59.9%
202 Shoemaker Road
Pottstown, Pennsylvania 19464

Island Trading Company, Inc.                                           4,500,000(9)                   17.4%
400 Lafayette Street
New York, New York  10003

Venture LW Corporation                                            1,337,453(11)(11)                    5.6%
9350 South Dixie Highway, Suite 900
Miami, Florida 33156-2945

Louis Wolfson, III                                                    1,816,131(11)                    7.6%
9350 South Dixie Highway, Suite 900
Miami, Florida 33156-2945

Video Holdings Corporation                                        1,270,969(10)(11)                    5.3%
9350 South Dixie Highway, Suite 900
Miami, Florida 33156-2945

Andrew Blank                                                          1,367,700(12)                    5.7%
9350 South Dixie Highway, Suite 900
Miami, Florida 33156-2945

Mark Blank                                                            1,381,701(12)                    5.8%
9350 South Dixie Highway, Suite 900
Miami, Florida 33156-2945

Tony Blank                                                            1,367,700(12)                    5.7%
9350 South Dixie Highway, Suite 900
Miami, Florida 33156-2945

Liberty VJN, Inc.                                                     1,203,464(13)                     5.0
8101 East Prentice Avenue
Englewood, Colorado 80111

All directors and executive officers as a group                          14,711,277                   62.2%
(10 persons) (2) through (10)

________________________

*        Indicates a percentage ownership of less than one percent.

** The information contained in the preceding table and the footnotes thereto is derived in part from Statements on Schedule 13D, as amended, filed with the Securities and Exchange Commission by the following persons: H.F. Lenfest, J. Patrick Michaels, Jr., StarNet/CEA II Partners, CEA Investor Partnership II, Ltd., CEA Investors, Inc., StarNet Interactive Entertainment, Inc., StarNet, Inc., Lenfest Communications, Inc., Venture LW

         Corporation, Louis Wolfson, III, Video Holdings Corporation, Andrew Blank, Mark Blank, Tony Blank and Liberty VJN, Inc. The Company expresses no opinion as to the completeness or accuracy of the information contained in such documents or as to such reporting persons' compliance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

(1) On July 21, 1995, the Company had 23,900,281 shares of Common Stock issued and outstanding. As of such date, the Company had no other capital stock issued and outstanding. Any shares of Common Stock that a person or entity had the right to acquire within 60 days upon exercise of options, warrants, conversion privileges or other rights will be deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding such options, warrants, conversion privileges or other rights, but will not be deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

(2) StarNet/CEA II Partners ("StarNet/CEA") is a Delaware general partnership, consisting of CEA Investors Partnership II, Ltd., a Florida limited partnership ("CEA Investors II"), and StarNet Interactive Entertainment, Inc., a Delaware corporation ("StarNet Interactive"). J. Patrick Michaels, Jr., the Company's Acting Chief Operating Officer, is the sole director, President and sole stockholder of CEA Investors, Inc. ("CEA Investors"), which is the sole general partner of CEA Investors II. StarNet Interactive is a wholly-owned subsidiary of StarNet, Inc. ("StarNet"), which is a wholly-owned subsidiary of Lenfest Communications, Inc. ("LCI"). H.
         F. Lenfest (together with his children) LMC Lenfest, Inc., an affiliate of Liberty Program Investments, Inc. ("Liberty Program") and Liberty Media Corporation ("Liberty Media"), each beneficially owns 50% of the Common Stock of LCI. Mr. Lenfest is the sole director of StarNet and StarNet Interactive and President, Chief Executive Officer and a director of LCI. Through contractual arrangements among the stockholders of LCI, Mr. Lenfest has the exclusive right to control a majority of the Board of Directors of LCI and the management and business affairs of LCI, StarNet and StarNet Interactive. J. Patrick Michaels, Jr. has sole voting power as to 71,584 shares of Common Stock, shared voting power as to 12,255,280 shares, sole dispositive power as to 71,584 shares, and shared dispositive power as to 9,026,470 shares. StarNet/CEA, CEA Investors II, CEA Investors and StarNet Interactive each has sole voting power as to no shares, shared voting power as to 12,242,655 shares, sole dispositive power as to no shares and shared dispositive power as to 9,013,845 shares. StarNet, LCI and Mr. Lenfest each has sole voting power as to 1,883,555 shares of Common Stock, shared voting power as to 12,242,655 shares, sole dispositive power as to 1,883,555 shares, and shared dispositive power as to 9,013,845 shares. LMC Lenfest, Inc., Liberty Program and Liberty Media (the "Liberty Group") and David Burns have disclaimed any beneficial interest in the shares of the Company's Common Stock beneficially owned by StarNet/CEA, CEA Investors II, CEA Investors, StarNet Interactive, StarNet, LCI, Mr. Michaels and Mr. Lenfest (the "StarNet/CEA Group"). The StarNet/CEA Group have disclaimed any beneficial interest in the shares of Common Stock beneficially owned by The Liberty Group. The shares beneficially owned by the StarNet/CEA Group includes: 2,834,908 shares transferred by

         CEA Investors II to StarNet/CEA as a capital contribution, 2,014,520 shares acquired by StarNet/CEA from New Vision Music, 5,967,972 shares acquired by StarNet/CEA from the Company, voting rights with respect to 1,647,647 shares acquired by CEA Investors II from the VLW Group, voting rights with respect to 1,581,163 shares acquired by CEA Investors II from the VHC Group, 80,000 shares acquired from VLW Group and 84,209 shares beneficially owned by Mr. Michaels. See "CERTAIN TRANSACTIONS -- Transactions with StarNet/CEA."

(3) Includes an option granted by StarNet to purchase 200,000 shares of the Common Stock. Does not include an option to purchase 300,000 shares of Common Stock, which vest more than 60 days from June 30, 1995.

(4) Represents presently exercisable options to purchase 160,000 shares of Common Stock. Does not include options to purchase 190,000 shares of Common Stock which vest more than 60 days from June 30, 1995.

(5) Represents presently exercisable options to purchase 50,000 shares of Common Stock. Does not include options to purchase 25,000 shares of Common Stock, which vest more than 60 from June 30, 1995. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Employment Agreements."

(6) Represents presently exercisable options to purchase 26,667 shares of Common Stock. Does not include options to purchase 13,333 shares of Common Stock, which vest more than 60 days from June 30, 1995. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS."

(7) Represents presently exercisable options to purchase 35,000 shares of Common Stock.

(8) Includes 25,000 shares of Common Stock and presently exercisable options to purchase 35,000 shares of Common Stock.

(9) Island Trading Company, Inc. ("Island") owns 2,500,000 shares of Common Stock and immediately exercisable options to purchase 2,000,000 shares of Common Stock. See "CERTAIN TRANSACTIONS -- Transactions with Island." Island is a wholly-owned subsidiary of Island International Limited ("Island International"), the capital stock of which is held in trust by The Island Settlement ("Island Trust"). Island International and Island Trust have disclaimed beneficial ownership of the shares of Common Stock beneficially owned by Island. Mr. Blackwell is a consultant to Island.

(10) On December 7, 1992, VJN Partners dissolved and distributed its assets and liabilities to its former partners in proportion to their respective partnership interests in VJN Partners. The former partners of VJN Partners, CEA Investors Partnership II, Ltd., New Vision Music, Venture LW Corporation and Video Holdings Corporation, had a 33 1/3%, 33 1/3%, 16 2/3% and 16 2/3% interest in VJN Partners, respectively. VJN Partners distributed 4,322,323 shares of Common Stock, of which 3,500,000 shares were acquired by VJN Partners from Steven A. Peters, on June 3, 1988. VJN Partners also distributed two notes in the aggregate principal amount of $3,000,000 made by the Company payable to VJN Partners pursuant to a credit agreement between the Company and VJN Partners. The credit agreement provided, among other things, that VJN Partners may convert all or a portion of the principal and accrued and unpaid interest outstanding thereunder into shares of Common Stock at the conversion rate of the market price per share of the Common Stock on the date of conversion. On May 24, 1993, CEA Investors Partnership II, Ltd., New Vision Music and Venture LW Corporation each converted their respective proportionate interest in the principal and accrued and unpaid interest outstanding under the notes into 1,394,133, 1,394,133 and 697,067 shares of Common Stock, respectively. On July 30, 1993, Video Holdings Corporation converted the remaining principal and accrued and unpaid interest under the notes into 550,582 shares of Common Stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(11) Venture LW Corporation, a Florida corporation, which is a former general partner of VJN Partners and approximately 55% owned by Louis Wolfson, III, has sole voting power as to no shares of Common Stock, shared voting power as to 581,163 shares, sole dispositive power as to no shares, and shared dispositive power as to 1,337,453 shares. Mr. Wolfson has sole voting power as to 4,574 shares of Common Stock, shared voting power as to 83,910 shares, sole dispositive power as to 314,768 shares, and shared dispositive power as to 1,421,363 shares.

(12) Video Holdings Corporation, a Florida corporation, which is a former general partner of VJN Partners and wholly-owned in equal shares by Mark Blank and his brothers, Andrew Blank and Tony Blank, has sole voting power as to no shares of Common Stock, shared voting power as to no shares, sole dispositive power as to no shares, and shared dispositive power as to 1,270,969 shares. Andrew Blank and Tony Blank each has sole voting power as to no shares of Common Stock, shared voting power as to no shares, sole dispositive power as to 96,731 shares, and shared dispositive power as to 1,270,969 shares. Mark Blank has sole voting power as to no shares of Common Stock, shared voting power as to 581,163 shares, sole dispositive power as to 110,732 shares, and shared dispositive power as to 1,270,969 shares.

(13) Liberty VJN, Inc. has sole voting power as to 1,203,464 shares of Common Stock, shared voting power as to no shares, sole dispositive power as to 1,203,464 shares, and shared dispositive power as to no shares. The amount does not include shares of Common Stock which may be purchased pursuant to preemptive rights set forth in the stock purchase agreement, dated November 21, 1990, between the Company and TCI Liberty, Inc., the number of which is indeterminable at this time. All of the rights and benefits of TCI Liberty, Inc. under such agreement have been assigned to Liberty VJN, Inc.

COMPLIANCE WITH SECTION 16(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership in the Common Stock and other equity securities of the Company. Executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all of such executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements, with the exception of: (i) Messrs. Haimovitz, Rudich and Sokolow, who each filed one report late by one month; and (ii) the late filing by the Kimberly Lynn Michaels Trust (the "Trust") of two reports with respect to two transactions during 1992 and 1994. The reports were filed in January 1995 when the Trust became aware that it was a reporting entity for Section 16 purposes. The Trust's transactions were timely reported on Mr. Michael's Form 4 reports due to his indirect beneficial ownership of the shares held by the Trust.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH STARNET/CEA

         On August 30, 1993, the Company and StarNet/CEA II Partners ("StarNet/CEA") closed a Stock and Note Purchase Agreement, dated as of August 24, 1993 (the "Stock and Note Purchase Agreement"), pursuant to which StarNet/CEA purchased 687,500 newly issued shares of Common Stock and was issued a convertible promissory note (the "Convertible Note") made payable to StarNet/CEA in the principal amount of $1,200,000 in exchange for an aggregate cash payment to the Company of $1,750,000. The principal amount of the note and accrued interest thereon was converted into 1,519,884 shares of Common Stock on December 16, 1993. StarNet/CEA has piggyback registration rights with respect to 2,187,500 shares of Common Stock, pursuant to a Registration Rights Agreement, dated as of August 24, 1993, between StarNet/CEA and the Company.

         On December 7, 1993, the Company obtained approval from the Federal Communications Commission ("FCC") to transfer control of the Company's low power television stations, which allowed StarNet/CEA to obtain a controlling equity interest in the Company ("FCC Approval"). On December 16, 1993, the Convertible Note was automatically converted into 1,519,884 shares of Common Stock. In addition, proxies to vote 1,308,810 shares of Common Stock, which were acquired by CEA Investors II from other stockholders of the Company, became effective on December 16, 1993.

         Simultaneously with the execution of the Stock and Note Purchase Agreement, the Company closed a Consulting Agreement and a Management Agreement with StarNet. Under the Consulting Agreement, which became effective August 30, 1993, StarNet advised and consulted the management and the Board of Directors of the Company with respect to the development of the Company's business. StarNet received a fee of $25,000 per month which fee was reduced to $12,500 on December 1, 1994 and also was reimbursed for reasonable expenses and costs it incurred in the performance of its duties under the agreement. Upon receiving FCC Approval, the Consulting Agreement was terminated on December 15, 1993, the Management Agreement was commenced on December 16, 1993. Under the Management Agreement, StarNet was responsible for managing the domestic operations of the Company through August 30, 1996. The Management Agreement was terminated on January 1, 1995 concurrent with the appointment of Mr. McGlade as the Chief Executive Officer of the Company.

         Under the Management Agreement, StarNet has agreed to work with the Company to develop a system for distributing the Company's programming through the use of digital jukeboxes. Although the management agreement provided that within 12 months from the commencement of the Management Agreement, StarNet and the Company would enter into a license agreement at no cost to the Company, such an agreement has not yet been made. Under the license agreement, StarNet will grant the Company a license to use, modify and enhance the digital jukebox technology in connection with the operation of video jukeboxes or other automated play facilities for music videos and merchandising. The Company will reimburse StarNet for all development costs including a reasonable overhead factor used in developing, installing and manufacturing the digital jukebox system.

         Simultaneously with the execution of the Stock and Note Purchase Agreement, the Company closed a Service Agreement with StarNet which enables the Company to deliver its programming by satellite. Under the Service Agreement, StarNet is providing the Company with uplink service and satellite capacity on Satcom C-4 on a preemptable basis. The Company has agreed to pay StarNet $200,000 per month for analog signal delivery, which payment was reduced to $110,000 per month when the Company converted from analog to digital satellite transmission on February 15, 1995. Effective May 1, 1995, the Company negotiated the further reduction of this fee to $73,500 per month. The Company will also receive a credit for interruptions, outages or preemption with respect to the satellite delivery of its programming. Under this agreement, the Company had the option of deferring the first 12 months' transponder and uplink payments. The Company exercised its option and deferred the first 11 months' transponder and uplink payments by issuing 11 promissory notes to StarNet. Each note accrued interest at the prime rate as listed in The Wall Street Journal on the first of the month in which each note was issued plus one percent per annum. Payment of the outstanding balance of each note was to commence on September 1, 1996 and was payable ratably in 30 equal monthly installments. At any time prior to September 1, 1996, StarNet had the right to convert all or any part of the principal and accrued interest under each note into the Company's common stock at the rate of $1.25 per share. The Company had the right to pay any portion of the principal and accrued interest prior to September 1, 1996, upon five days prior notice to StarNet. Upon receipt of such notice, StarNet had the option to receive such payments in cash or in the Company's common stock at the rate of $1.25 per share. In December 1994, the Company elected to pay the total principal and accrued interest of $2,354,444 and StarNet exercised its option to receive payment in 1,883,555 shares of Common Stock. The Service Agreement terminates on March 31, 1999, but is renewable by the Company for up to an additional 72 months. However, the Company's right to renew is subject to StarNet renewing its transponder lease agreement with GE American Communications, Inc.

TRANSACTIONS WITH CEA AND MORAN

         At the closing of the transactions with StarNet/CEA and StarNet, the Company paid $43,750 each to Communications Equity Associates, Inc. ("CEA") and to Moran & Associates, Inc. ("Moran") pursuant to the terms of an Investment Banking and Financing Representation Agreement among the Company, CEA and Moran (the "CEA/Moran Investment Banking Agreement"), dated October 2, 1992. Under the CEA/Moran Investment Banking Agreement, the Company paid CEA and Moran each a retainer of $40,000 and agreed to pay a fee of 5% of the proceeds for any financing obtained by the Company to be shared equally between CEA and Moran and pay an additional 1% of the proceeds from any financing obtained by the Company if CEA or Moran use a consultant approved by the Company who assists in obtaining such financing for the Company. The CEA/Moran Investment Banking Agreement was terminated on December 31, 1993 pursuant to the terms of the Financing Representation Agreement described below.

         On August 27, 1993, the Company and CEA entered into a financing representation agreement ("Financing Representation Agreement"), effective January 1, 1994, pursuant to which CEA is the exclusive investment banking firm for the Company with respect to the Company's domestic operations. The Company has agreed to pay CEA a fee for its services equal to 5% of the proceeds from any financing obtained by the Company through CEA's efforts and to reimburse CEA for its reasonable expenses incurred in connection with the Financing Representation Agreement. The agreement is non-cancelable through June 30, 1995 and thereafter continues subject to cancellation with 60 days' prior written notice from either party. The Company has also agreed to enter into a similar agreement with CEA pursuant to which CEA would be the exclusive investment banking firm for the Company with respect to its international operations. Pursuant to the terms of the Financing Representation Agreement, the Company terminated all prior agreements between the Company and CEA with the exception of the International Financial Representation Agreement.

         On February 11, 1992, the Company entered into an international financing representation agreement ("International Financing Representation Agreement") with Communications Equity Associates International Limited ("CEAIL"), an affiliate of CEA, pursuant to which CEAIL agreed to advise and assist the Company on a non-exclusive basis in arranging debt, equity and/or other financing to develop and expand VJNIL's operations. The Company agreed to pay CEAIL a fee for its services equal to the greater of L.35,000 Sterling or 6% of the proceeds from any financing obtained by the Company through CEAIL's efforts. The Company has paid CEAIL a non-refundable, non-accountable expense allowance of L.5,000 Sterling. This agreement was terminated on June 30, 1995.

         On December 31,1993, the Company and CEA entered into an international management agreement, pursuant to which CEA is responsible for the supervision and management of VJNIL and other Company operations outside the United States as well as the expansion of such international operations. Such agreement was extended and amended as of June 30, 1994. Under the terms of such agreement as amended, the Company was obligated to pay CEA a management fee of $25,000 per month for the 12 month period ending June 30, 1995. The Company also agreed to reimburse CEA up to $25,000 for the expenses and costs incurred in the performance of its duties under such agreement, as well as expenses and costs above $25,000 if approved by StarNet, Inc. Effective January 1, 1995, the fee to manage the operations of VJNIL was terminated. Such agreement further provides for CEA to receive a performance fee for each completed international joint venture or license agreement negotiated by CEA on behalf of the Company in connection with the international expansion of the Company's programming. The performance fee payable to CEA ranges from $75,000 to $600,000 per transaction.

         On June 30, 1995, the Company and VJNIL paid CEA fees of $100,000 and $75,000, respectively, as full compensation for the investment banking services provided by CEA and CEAIL in connection with the Company's sale of a 50% interest in VJNIL to a wholly-owned subsidiary of Ticketmaster Corporation. This transaction also provided for the loan of $1.5 million to VJNIL by a second wholly-owned subsidiary of Ticketmaster Corporation.

         Pursuant to the CEA/Moran Investment Banking Agreement and a letter agreement ("Letter Agreement"), dated March 23, 1994, among the Company, CEA and Moran, the Company paid $137,500 to CEA and $112,500 to Moran for their investment banking services provided to the Company in connection with the
Island transaction.   If Island exercises the stock options granted to it, CEA
and Moran will additionally receive a fee equal to 5% of the funds received upon such exercise with 78% of such fee payable to CEA and 22% payable to Moran. Except as provided by the Letter Agreement (and a continuing agreement to indemnify Moran under certain circumstances), the Company has canceled all prior agreements with Moran.

TRANSACTIONS WITH ISLAND

         On April 21, 1994, the Company consummated a Stock Purchase Agreement with Island Trading Company, Inc. ("Island"), pursuant to which Island purchased 2,500,000 newly-issued shares of Common Stock and three options ("Options") to purchase an additional 2,500,000 shares of Common Stock in exchange for the cash payment to the Company of $5,000,000.

         The Options include: (i) an immediately exercisable option to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share until April 20, 1995; (ii) an immediately exercisable option to purchase 1,000,000 shares of Common Stock at an exercise price of $5.00 per share until April 20, 1996; and (iii) an immediately exercisable option to purchase 1,000,000 shares of Common Stock at an exercise price of $6.00 per share until April 20, 1997. Island did not purchase the shares underlying the option which expired on April 20, 1995. If all the remaining options are exercised by Island, the Company will receive an additional $11,000,000.

         Island was granted certain demand and piggyback registration rights with respect to the 2,500,000 shares purchased and the 500,000 shares of Common Stock underlying the $2.00 Options as well as certain piggyback registration rights with respect to the two million shares of Common Stock underlying the $5.00 and $6.00 Options, pursuant to a Registration Rights Agreement, dated April 21, 1994, between the Company and Island.

         Simultaneously with the execution of the Stock Purchase Agreement, the Company entered into a two-year Consulting Agreement with Island, whereby Island agreed to provide the Company with music and merchandizing consulting services as well as to assist the Company in developing its programming and on-air look. In exchange for Island's services, the Company agreed to pay Island a monthly fee of $20,833, payable in three-month installments either in cash or shares of Common Stock at the sole discretion of the Company. Pursuant to the Consulting Agreement, Andy Terentjev, a Vice-President of Island, was required to spend at least 80% of his working time providing services to the Company. The Consulting Agreement was terminated effective January 1, 1995. The Company, however, continues to engage the services of Mr. Terentjev on a full-time basis for which the Company has accrued salary, taxes and benefits payable to Island of approximately $90,000 for the six-month period ended June 30, 1995.

         Pursuant to and as a condition of the Stock Purchase Agreement, Chris Blackwell, the founder of Island, was appointed to the Company's Board of Directors on April 21, 1994. In order to comply with certain regulations of the Federal Communications Commission regarding foreign ownership and management of FCC licensed entities, the Company transferred its low power television stations to VJN LPTV CORP., a wholly-owned subsidiary of the Company, prior to Mr. Blackwell joining the Board. To make a vacancy for Mr. Blackwell on the Board, Joseph V. Furfaro resigned from the Board effective as of April 21, 1994. Mr. Blackwell was also appointed to the Management Committee of the Board, which committee includes Messrs. Lenfest, Michaels, Garland and McGlade. See "ELECTION OF DIRECTORS -- Meetings of the Board of Directors and its Committees during 1993."

         Simultaneous with the execution of the Stock Purchase Agreement, Island entered into a Tag-Along Agreement with StarNet/CEA, CEA Investors II and StarNet Interactive. Pursuant to the Tag-Along Agreement, Island was granted certain rights to participate on a pro rata basis in certain transactions involving the sale of Common Stock and other transfers by StarNet/CEA (and CEA Investors II and StarNet Interactive) and StarNet/CEA was granted certain rights to participate on a pro rata basis in certain transactions involving the sale of Common Stock and other transfers by Island. In addition, StarNet/CEA has agreed to use its best efforts to cause Mr. Blackwell (or a designee of Island acceptable to StarNet/CEA) to be nominated and elected to the Board for so long as Island owns more than 2,000,000 shares or 10% of the outstanding Common Stock.

         On April 21, 1994, the Company also entered into a Lease Agreement with Island, pursuant to which the Company has agreed to lease from Island approximately 16,000 square feet of space in two adjoining premises in South Beach, Miami Beach, Florida. The Company is using the new premises -- located at 1221 and 1225 Collins Avenue -- to house its principal executive offices. The term of the lease is for seven years, which term commenced on January 16, 1995. Payment of rent by the Company commences on July 16, 1995 at a base rental rate of $22.00 per square foot for the first year of the lease term, which rate increases annually over the term of the lease to $39.00 per square foot for the seventh and final year of the lease term. The base rental rate does not include certain operating expenses to be borne by the Company for the entire term of the lease and capped for the first three years of the lease term. After the second year of the lease, the Company has agreed to lease an additional 1,800 square feet in one of the premises at a base rental rate of $13.00 per square foot (not including the operating expenses referred to above) with a $.50 per square foot escalation each year thereafter, although the Company intends to lease this additional space prior to the end of the second year of the lease subject to the negotiation of an agreement with Island. The Company has the right to renew the lease subject to the negotiation of a new rental rate, based upon the then-current market rate. The Company believes the terms of this lease are comparable to the terms that could have been negotiated with owners of comparable space in the general area.

CERTAIN OTHER TRANSACTIONS

         On December 7, 1992, VJN Partners, the former principal stockholder of the Company, dissolved and distributed its assets, including its rights under the credit facility, as amended, to its former partners in proportion to their respective partnership interests in VJN Partners. At such time, the former partners of VJN Partners, CEA Investors Partnership II, Ltd., New Vision Music, Venture LW Corporation and Video Holdings Corporation, had a 33 1/3%, 33 1/3%, 16 2/3% and 16 2/3% interest in VJN Partners, respectively. On May 24, 1993, CEA Investors Partnership II, Ltd., New Vision Music and Venture LW Corporation each converted their respective proportionate interest in the principal and accrued and unpaid interest outstanding under the credit agreement into 1,394,133, 1,394,133 and 697,067 shares of the Company's common stock, respectively. On July 30, 1993, Video Holdings Corporation converted the remaining principal and accrued and unpaid interest outstanding under the credit agreement into 550,582 shares of the Company's common stock.

         From January 1, 1993 to August 30, 1993, the Company had a consulting agreement with Jules Haimovitz, one of the directors of the Company. Under the agreement, Mr. Haimovitz assisted the Company in, among other things, obtaining financing from third parties and advising the Company with respect to the fee structure for cable affiliates and viewers of the Company's programming. For his services, from January 1, 1993 through February 20, 1993 and from May 20, 1993 through August 30, 1993, the Company agreed to issue to Mr. Haimovitz the number of shares of the Company's common stock having a market value as equal as possible to $10,000. Market value was determined under the agreement by taking the average bid and asked prices of the Company's common stock as reported by NASDAQ for all of the trading days during the month of service. From February 20, 1993 through May 19, 1993, Mr. Haimovitz received cash compensation in the amount of $10,000 per month. On August 30, 1993, the consulting agreement was terminated by Mr. Haimovitz in order to satisfy a closing condition relating to the Stock and Note Purchase Agreement between the Company and StarNet/CEA.

         As an inducement to cause Alan McGlade, the President and Chief Executive Officer of the Company, to move to the Miami, Florida metropolitan area, the Company agreed as part of its employment agreement with Mr. McGlade to loan him $100,000, which was used for the purpose of purchasing his primary residence in the Miami, Florida metropolitan area. The Company is charging Mr. McGlade interest on the outstanding principal amount of the loan at the prime rate charged from time to time by the Company's bank. Interest on the outstanding principal amount of the loan is to be paid in consecutive monthly installments from July 28, 1995, the date the loan was made by the Company. Unless Mr. McGlade's obligation to repay all outstanding principal and interest is accelerated, he is not obligated to make any repayments of principal on the loan until January 1, 1999, at which time consecutive monthly installment payments of principal and accrued interest are to be paid by Mr. McGlade on the basis of a 15-year amortization rate. All outstanding principal and accrued interest on the loan, however, must be paid by Mr. McGlade upon the earlier to occur of: (a) the termination of his employment agreement under certain circumstances, in which case all outstanding principal and accrued interest shall be due and payable within 12 months after such termination, or (b) the sale of Mr. McGlade's primary residence in the Miami, Florida metropolitan area, in which case all outstanding principal and accrued interest must be paid to the Company within five business days of the closing of such sale. The Company's loan is secured by a second mortgage on Mr. McGlade's primary residence in the Miami, Florida metropolitan area.

         On January 1, 1994, Les Garland, the Executive Vice President of the Company, entered into a three-year employment agreement with the Company. For a description of such agreement, see "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Employment Agreements." On March 6, 1995, the Company advanced to Mr. Garland $92,574, of which $22,735 represented a performance bonus earned by Mr. Garland as of March 6, 1995 and $69,839 represented an advance to Mr. Garland for the portion of his performance bonus expected to be paid to him at the end of 1995 under his employment agreement. The Company and Mr. Garland agreed that the funds advanced to Mr. Garland would accrue interest at the prime rate charged borrowing customers of the Company's bank, which is published or announced by such bank from time to time as its prime rate. Upon the earlier to occur of the date that Mr. Garland's employment agreement is terminated for "cause," as such term is defined in the agreement or December 31, 1995, the Company has the right to offset against any performance bonus or other funds due to Mr. Garland under the agreement on the date of such termination or December 31, 1995, as the case may be, in an amount equal to the then-outstanding and unpaid principal amount of the advance, plus accrued and unpaid interest thereon. If such offset does not equal the outstanding and unpaid principal amount and accrued interest due to the Company, Mr. Garland has agreed to pay such amount to the Company on the earlier to occur of the date of such termination or December 31, 1995. Such funds were advanced to Mr. Garland in order to assist him in purchasing his primary residence in the Miami, Florida metropolitan area.

         The Company has entered into an agreement with TelVue Corporation ("TelVue"), a company controlled by Mr. Lenfest. Under such agreement, TelVue will provide telephone transactions services beginning in fourth quarter 1995 on terms and rates which are no less favorable to the Company than those available to the Company from its present telephone transaction service provider for similar services.

         Pursuant to a program affiliation agreement with Satellite Services, Inc., an affiliate of Liberty VJN, Inc., the Company incurred expenses of $788,000 and $765,000 for affiliate fees during the fiscal years ended December 31, 1994 and 1993, respectively. The Company expects to incur expenses of approximately $436,000 for affiliate fees during the fiscal year ending December 31, 1995.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Ernst & Young has audited the books and records of the Company since September 1989. The Board of Directors has not decided whether to retain Ernst & Young or another accounting firm of comparable quality to audit the Company's books and records for the fiscal year ended December 31, 1995. The Company has not had any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

         Proposals on matters appropriate for stockholder consideration, consistent with the regulations of the Securities and Exchange Commission, which are submitted by stockholders for inclusion in the Proxy Statement and form of proxy for the 1996 Annual Meeting of Stockholders must be in writing and delivered to the Secretary of the Company at the Company's principal executive offices so that it is received on or before April 4, 1996.


                                 OTHER BUSINESS

         The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring before the Annual Meeting any matter other than the proposals described herein. However, if any other business should come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                 ANNUAL REPORT

         This Proxy Statement is accompanied by the Company's 1994 Annual Report on Form 10-KSB for the year ended December 31, 1994 and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995. Such reports shall not be deemed to be soliciting material and are not incorporated by reference or otherwise in this Proxy Statement.


                                        By Order of the Board of Directors,


                                        /s/ Alan McGlade
                                        -------------------------------------
                                        Alan McGlade
                                        President and Chief Executive Officer


Miami, Florida
August 16, 1995

                                                                     APPENDIX A

                          VIDEO JUKEBOX NETWORK, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 14, 1995

    The undersigned hereby appoints Luann M. Hoffman and Les Garland, or either of them, with full power of substitution, as proxy for the undersigned, at the Annual Meeting of Stockholders of Video Jukebox Network, Inc. (the "Company"), to be held on Thursday, September 14, 1995, at 10:00 a.m. local time, or at any adjournment thereof, to vote shares, execute consents, and otherwise act for the undersigned in the same manner as if the undersigned were personally present, for the proposals below and any other manner properly brought before the meeting or any adjournment thereof, all as set forth in the Proxy Statement dated August 16, 1995.

ELECTION OF DIRECTORS

    FOR all nominees listed below (except as marked to           WITHHOLD AUTHORITY to vote for
    the contrary below)  / /                                     all nominees listed below  / /

    Chris Blackwell, David Burns, H. F. Lenfest, Alan McGlade, J. Patrick Michaels, Jr., Joel S. Rudich, Leonard J. Sokolow

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE SEVEN NOMINEES LISTED ON THE REVERSE SIDE.

                                                   Dated:                 , 1995

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature, if held jointly

                                                   Please sign exactly as your
                                                   name(s) appear(s) on this
                                                   proxy. When shares are held
                                                   by joint tenants, both should
                                                   sign. When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give full
                                                   title as such. If a
                                                   corporation, please sign in
                                                   full corporate name by the
                                                   President or other authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by any authorized
                                                   person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                    ENVELOPE